Exhibit 4(p)

TXU Corp.

OFFICER’S CERTIFICATE

Anthony Horton, the Senior Vice President and Treasurer of TXU Corp., a Texas corporation (the “Company”), pursuant to the authority granted in the Board Resolutions of the Company dated November 19, 2004 and Sections 102, 201, 301 and 1501 of the Indenture defined herein, does hereby certify to The Bank of New York, as Trustee (the “Trustee”) under the Indenture of the Company (For Unsecured Debt Securities Series O) dated as of November 1, 2004 (the “Indenture”) that:

1.
The Securities of the first series to be issued under the Indenture shall be initially issued in a series designated “4.80% Series O Senior Notes due November 15, 2009” (the “Notes”). The Notes shall be in substantially the form set forth in Exhibit A hereto. All capitalized terms used in this certificate which are not defined herein shall have the meanings set forth in Exhibit A hereto; all capitalized terms used in this certificate which are not defined herein or in Exhibit A hereto shall have the meanings set forth in the Indenture;

2.	The Notes shall mature and the principal shall be due and payable together with all accrued and unpaid interest thereon on November 15, 2009.

3.
The Notes need not be issued at the same time, and this first series of Notes may be reopened for issuances of additional Notes by the Company from time to time, without the consent of the existing holders of the Notes. Such additional Notes shall have the same terms and conditions as the Notes, except for the issue date, issue price and, if applicable, the initial interest payment on such Notes. Additional Notes issued in this manner will be consolidated with, and will form a single series with, the Notes.

4.
The Notes shall bear interest as provided in the form thereof set forth in Exhibit A hereto. For the purposes of Section 310 of the Indenture, a period from and including the 15th of one month to but not including the 15th of the next month will be considered a full month;

5.	Each installment of interest on a Note shall be payable as provided in the applicable form thereof set forth in Exhibit A.

6.
The principal of, and premium, if any, and each installment of interest on the Notes shall be payable and registration of transfers and exchanges in respect of the Notes may be effected, at the office or agency of the Company in The City of New York; provided that payment of interest may be made at the option of the Company by check mailed to the address of the persons entitled thereto or by wire transfer to an account designated by the person entitled thereto; and provided further that so long as the Notes are registered in the name of The Depository Trust Company (“DTC”), or its nominee as discussed below, all payments of principal and interest in respect of the Notes will be made in immediately available funds. Notices and demands to or upon the Company in respect of the Notes and the Indenture may be served at the office or agency of the Company in The City of New York. The Corporate Trust Office of the Trustee will initially be the agency of the Company for such payment, registration and registration of transfers and exchanges and service of notices and demands and the Company hereby appoints the Trustee as its agent for all such purposes; and the Trustee will initially be the Security Registrar and the Paying Agent for the Notes; provided, however, that the Company reserves the right to change, by one or more Officer’s Certificates, any such office or agency and such agent;

7.	The Notes will be redeemable at the option of the Company prior to the Stated Maturity of the principal thereof as provided in the form thereof set forth in Exhibit A hereto;

8.
The Notes shall be initially issued in global form registered in the name of Cede & Co., as nominee for The Depository Trust Company (“DTC”); provided, that the Company reserves the right to provide for another depositary, registered as a clearing agency under the Exchange Act, to act as depositary for the global Notes (DTC and any such successor depositary, the “Depositary”); beneficial interests in Notes issued in global form may not be exchanged in whole or in part for individual certificated Notes in definitive form, and no transfer of a global Note in whole or in part may be registered in the name of any Person other than the Depositary or its nominee except that if the Depositary (A) has notified the Company that it is unwilling or unable to continue as depositary for the global Notes or (B) has ceased to be a clearing agency registered under the Exchange Act and, in either case, a successor depositary for such global Notes has not been appointed, the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Notes, will authenticate and deliver Notes in definitive certificated form in an aggregate principal amount equal to the principal amount of the global Notes representing such Notes in exchange for such global Notes, such definitive Notes to be registered in the names provided by the Depositary; each global Note (i) shall represent and shall be denominated in an amount equal to the aggregate principal amount of the outstanding Notes to be represented by such global Note (ii) shall be registered in the name of the Depositary or its nominee, (iii) shall be delivered by the Trustee to the Depositary, its nominee, any custodian for the Depositary or otherwise pursuant to the Depositary’s instruction and (iv) shall bear a legend restricting the transfer of such global Note to any person other than the Depositary or its nominee; none of the Company, the Trustee, any Paying Agent or any Authenticating Agent will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in a global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests; the Notes in global form will contain restrictions on transfer, substantially as described in the form set forth in Exhibit A. DTC or such nominee shall be the Holder of such global securities for all purposes under the Indenture and the Notes, and beneficial owners with respect to such global security shall hold their interests pursuant to applicable procedures of Depositary. The Company, the Trustee and the Securities Registrar shall be entitled to deal with Depositary for all purposes of the Indenture relating to such global security (including the payment of principal, premium, if any, and interest, if any, and the giving of instructions or directions by or to the beneficial owners of such global security) as the sole Holder of such global security and shall have no obligations to the beneficial owners thereof.

9.
The Notes will be initially issued pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). Each Note, whether in a global form or in a certificated form, shall bear the non-registration legend and the registration rights legend in substantially the form set forth in such form, unless otherwise agreed by the Company, such agreement to be confirmed in writing to the Trustee. Nothing in the Indenture, the Notes or this certificate shall be construed to require the Company to register any Notes under the Securities Act, unless otherwise expressly agreed by the Company, confirmed in writing to the Trustee, or to make any transfer of such Notes in violation of applicable law. The Company will enter into a registration rights agreement with the initial purchasers of the Notes pursuant to which, among other things, the Notes may be exchanged for notes registered under the Securities Act (the “Exchange Notes”). The Exchange Notes shall be in substantially the form of Exhibit A, but without the non-registration legend, the registration rights legend, the provisions restricting transfers and resales of the Notes and the Certificate of Transfer. The Trustee, at the request of the Company, shall authenticate and deliver the Exchange Notes in exchange for an equal principal amount of Notes of such series.

10.
It is contemplated that beneficial interests in Notes owned by qualified institutional buyers (as defined in Rule 144A under the Securities Act) (“QIBs”) or sold to QIBs in reliance upon Rule 144A under the Securities Act will be represented by one or more separate certificates in global form registered in the name of Cede & Co., as registered owner and as nominee for DTC; beneficial interests in Notes sold to foreign purchasers pursuant to Regulation S under the Securities Act will be evidenced by one or more separate certificates in global form (each a “Regulation S Global Certificate”) and will be registered in the name of Cede & Co., as registered owner and as nominee for DTC for the accounts of Euroclear and Clearstream Banking; prior to the 40th day after the date of initial issuance of the Notes, beneficial interests in a Regulation S Global Certificate may be held only through Euroclear or Clearstream Banking, other than beneficial interests sold in accordance with Rule 144A.

In connection with any transfer of Notes, the Trustee, the Security Registrar and the Company shall be under no duty to inquire into, may conclusively presume the correctness of, and shall be fully protected in relying upon the certificates and other information (in the forms attached hereto as Exhibit A, for use in connection with the transfer of the Notes in certificated form, or Exhibit B, for use in connection with the transfer of beneficial interests in one certificate in global form to another certificate or to a Note in certificated form, or otherwise) received from the Holders and any transferees of any Notes regarding the validity, legality and due authorization of any such transfer, the eligibility of the transferee to receive such Note and any other facts and circumstances related to such transfer. None of the Company, the Trustee or the Securities Registrar shall have any liability for any acts or omissions of the Depositary, for any Depositary records of beneficial interests, for any transactions between the Depositary or any participant member of the Depositary and/or beneficial owners, for any transfers of beneficial interests in the Notes, or in respect of any transfers effected by the Depositary or by any participant member of the Depositary or any beneficial owner of any interest in any Notes held through any such participant member of the Depositary.

11.
The Trustee, the Security Registrar and the Company will have no responsibility under the Indenture for transfers of beneficial interests in the Notes, for any depository records of beneficial interests or for any transactions between the depository and beneficial owners;

12.
No service charge shall be made for the registration of transfer or exchange of the Notes; provided, however, that the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with the exchange or transfer;

13.
If the Company shall make any deposit of money and/or Eligible Obligations with respect to any Notes, or any portion of the principal amount thereof, as contemplated by Section 701 of the Indenture, the Company shall not deliver an Officer’s Certificate described in clause (z) in the first paragraph of said Section 701 unless the Company shall also deliver to the Trustee, together with such Officer’s Certificate, either:

(A)  an instrument wherein the Company, notwithstanding the satisfaction and discharge of its indebtedness in respect of the Notes, shall assume the obligation (which shall be absolute and unconditional) to irrevocably deposit with the Trustee or Paying Agent such additional sums of money, if any, or additional Eligible Obligations (meeting the requirements of Section 701), if any, or any combination thereof, at such time or times, as shall be necessary, together with the money and/or Eligible Obligations theretofore so deposited, to pay when due the principal of and premium, if any, and interest due and to become due on such Notes or portions thereof, all in accordance with and subject to the provisions of said Section 701; provided, however, that such instrument may state that the obligation of the Company to make additional deposits as aforesaid shall be subject to the delivery to the Company by the Trustee of a notice asserting the deficiency accompanied by an opinion of an independent public accountant of nationally recognized standing, selected by the Trustee, showing the calculation thereof; or

(B)  an Opinion of Counsel to the effect that, as a result of a change in law occurring after the date of this certificate, the Holders of such Notes, or portions of the principal amount thereof, will not recognize income, gain or loss for United States federal income tax purposes as a result of the satisfaction and discharge of the Company’s indebtedness in respect thereof and will be subject to United States federal income tax on the same amounts, at the same times and in the same manner as if such satisfaction and discharge had not been effected.

14.
The obligations of the Company under the Notes and under the Indenture to the extent related to such series will be subject to assignment by the Company to and assumption by a wholly owned Subsidiary of the Company at any time, as provided in the form of Notes set forth in Exhibit A hereto, provided, however, that the Company shall not make any such assignment unless the Company shall deliver to the Trustee an Opinion of Counsel to the effect that the Holders of such Notes, or portions of the principal amount thereof, will not recognize income, gain or loss for United States federal income tax purposes as a result of such assignment and assumption;

In the event that such Subsidiary assumes the obligations under the Notes, the Company will issue an unconditional guarantee of the Notes which guarantee shall be in form and substance satisfactory to the Trustee. Pursuant to the guarantee, the Company will remain fully and unconditionally liable for the payment obligations of such assuming Subsidiary under the Notes and under the Indenture, including, without limitation, payment, as and when due, of the principal of, premium, if any, and interest on, the Notes. Other than the obligation to make payments of the principal of, premium, if any, and interest on, the Notes and payments to the Trustee under Section 907 of the Indenture, the Company will be released and discharged from all of its other obligations under the Indenture. The foregoing assignment and assumption shall be in compliance with applicable law, including the Securities Act.

If the Company assigns its obligations under the Indenture to a Subsidiary, the guarantee will provide that if there is an Event of Default and the Holders are prevented by applicable law from exercising their rights to accelerate the maturity of the Notes, to collect interest on the Notes, or to enforce any other right or remedy with respect to the Notes, the Company will pay, upon demand, the amount that would otherwise have been due and payable had the exercise of such rights and remedies been permissible.

If the Company assigns its obligations under the Indenture to a Subsidiary that is organized in a foreign jurisdiction, it will also agree that all payments made by the Company pursuant to the Notes or its guarantee on the Notes will be made without withholding or deduction for any foreign taxes or other foreign governmental charges imposed with respect to payments on the Notes, unless such withholding or deduction is required by law. If any such withholding or deduction is made, the Company shall pay to each Holder of Notes the amount that would otherwise have been due to that Holder in the absence of such withholding or deduction, after any additional taxes or other charges payable in respect of such Company payment (“Additional Amounts”), except that no such Additional Amounts shall be payable:

(A)  to or for a Holder who is liable for those foreign taxes or charges because of the Holder’s connection with the relevant jurisdiction, whether as a citizen, a resident or a national of the jurisdiction or because the Holder carries on a business or maintains a permanent establishment there or is physically present there;

(B)  to or for a Holder who presents a Note required to be presented for payment more than 30 days after the date on which payment first becomes due, unless that Holder would have been entitled to such Additional Amounts by presenting such security during the 30 day period;

(C)  to or for a Holder who presents a Note, where presentation is required, at any place other than in The City of New York, unless the Company does not provide a place for presentation within The City of New York; or

(D)  to or for a Holder who is liable for the tax or charge because the Holder failed to take appropriate and available steps to declare non-residence or request exemption from the relevant tax authority.

No Additional Amounts will be payable with respect to any Notes if the beneficial owner would not have been entitled to such payment if that beneficial owner had been a Holder;

15.	The Notes shall have such other terms and provisions as are provided in the form thereof set forth in Exhibit A hereto, and shall be issued in substantially such form;

16.
The undersigned has read all of the covenants and conditions contained in the Indenture, and the definitions in the Indenture relating thereto, relating to the issuance, authentication and delivery of the Notes and in respect of compliance with which this certificate is made;

17.
The statements contained in this certificate are based upon the familiarity of the undersigned with the Indenture, the documents accompanying this certificate, and upon discussions by the undersigned with officers and employees of the Company familiar with the matters set forth herein;

18.
In the opinion of the undersigned, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenants and conditions have been complied with; and

19.
In the opinion of the undersigned, such conditions and covenants and conditions precedent provided for in the Indenture (including any covenants compliance with which constitutes a condition precedent) relating to the authentication and delivery of the Notes requested in the accompanying Company Order 1-D-1, have been complied with.

IN WITNESS WHEREOF, I have executed this Officer’s Certificate this 26th day of November, 2004.

                                   ______________________________
Name: Anthony Horton
Title: Senior Vice President and Treasurer

EXHIBIT A

[FORM OF FACE OF SERIES O SENIOR NOTE]

[depository legend]

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Company or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

[non-registration legend]

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY AGREES FOR THE BENEFIT OF TXU CORP. (THE “COMPANY”) THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED OTHER THAN (A) (1) TO THE COMPANY, (2) IN A TRANSACTION ENTITLED TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT, (3) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (4) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (5) IN ACCORDANCE WITH ANOTHER APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A OR (2) A NON-U.S. PERSON OUTSIDE THE UNITED STATES WITHIN THE MEANING OF, OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (K)(2) OF RULE 902 UNDER, REGULATION S UNDER THE SECURITIES ACT.”

[registration rights legend]

The Holder of this Security, by acceptance hereof, will be deemed to have agreed to be bound by the provisions of the Registration Rights Agreement dated November 26, 2004, among the Company and the initial purchasers of this Security.

No. R-	Cusip No.__________

TXU CORP.

4.80 % SERIES O SENIOR NOTES DUE NOVEMBER 15, 2009

TXU CORP., a corporation duly organized and existing under the laws of the State of Texas (herein referred to as the “Company”, which term includes any successor Person under the Indenture), for value received, hereby promises to pay to or registered assigns, the principal sum of ____________________ Dollars on November 15, 2009, and to pay interest on said principal sum semi-annually on May 15 and November 15 of each year commencing May 15, 2005 (each an Interest Payment Date) at the rate of 4.80% per annum, until the principal hereof is paid or made available for payment. Interest on the Securities of this series will accrue from November 26, 2004, to the first Interest Payment Date, and thereafter will accrue from the last Interest Payment Date to which interest has been paid or duly provided for. In the event that any Interest Payment Date is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of such delay) with the same force and effect as if made on the Interest Payment Date. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the Business Day next preceding such Interest Payment Date, so long as the Securities of this series remain in book-entry form, otherwise the 15th calendar day next preceding such Interest Payment Date, provided, however, that interest payable at Maturity will be paid to the Person to whom principal is paid. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture referred to on the reverse hereof.

Payment of the principal of and interest on this Security will be made upon presentation at the office or agency of the Company maintained for that purpose in The City of New York, the State of New York in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, provided, however, that, at the option of the Company, interest on this Security may be paid by check mailed to the address of the person entitled thereto, as such address shall appear on the Security Register or by wire transfer to an account designated by the person entitled thereto; and provided further, that so long as the Securities of this series are registered in the name of The Depository Trust Company or a nominee thereof, all payments of principal and interest in respect of the Securities of this series will be made in immediately available funds.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place. Any capitalized term which is used herein and not otherwise defined shall have the meaning ascribed to such term in the Indenture.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

TXU Corp.

By:_______________________________________

[FORM OF CERTIFICATE OF AUTHENTICATION]

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:

THE BANK OF NEW YORK, as Trustee

By:_______________________________________
Authorized Signatory

[FORM OF REVERSE OF SERIES O SENIOR NOTE]

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture (For Unsecured Debt Securities Series O), dated as of November 1, 2004 (herein, together with any amendments thereto, called the “Indenture”, which term shall have the meaning assigned to it in such instrument), between the Company and The Bank of New York, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture, including the Board Resolutions and Officer’s Certificate filed with the Trustee on November 26, 2004 creating the series designated on the face hereof, for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

Redemption

The Securities of this series will be redeemable at the option of the Company prior to the Stated Maturity (each a “Redemption Date”), in whole or in part, at any time. The Company will give notice of its intent to redeem such Securities of this series at least 30 days but no more than 60 days prior to the Redemption Date. If the Company redeems all or any part of the Securities of this series, it will pay a Redemption Price (the “Redemption Price”) equal to the greater of

(1) 100% of the principal amount of the Securities of this series being redeemed, and

(2) the sum of the present values of the remaining scheduled payments of principal and interest (excluding any portion of any such interest accrued to the Redemption Date) on the Securities of this series being redeemed, discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points, plus, in each case, accrued interest on those Securities of this series to the Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

“Comparable Treasury Issue” means the U.S. Treasury security selected by the Reference Treasury Dealer as having a maturity comparable to the remaining term of the Securities of this series to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining terms of the Securities of this series to be redeemed.

“Comparable Treasury Price” means, with respect to any Redemption Date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such Redemption Date, as set forth in the H. 15 Daily Update of the Federal Reserve Bank or (ii) if such release (or any successor release) is not published or does not contain prices on such Business Day, the Reference Treasury Dealer Quotations actually obtained by the Trustee for such Redemption Date.

“H.15(519)” means the weekly statistical release entitled “H.15 (519) Selected Interest Rates”, or any successor publication, published by the Board of Governors of the Federal Reserve System.

“H.15 Daily Update” means the daily update of H.15(519) available through the worldwide website of the Board of Governors of the Federal Reserve System or any successor site or publication.

“Reference Treasury Dealer” means Citigroup Global Markets Inc., and its successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Company shall substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such Redemption Date.

The Company shall deliver to the Trustee before any Redemption Date for the Securities of this series its calculation of the Redemption Price applicable to such redemption. Except with respect to the obligations of the Trustee expressly set forth in the foregoing definitions of “Comparable Treasury Issue” and “Comparable Treasury Price,” the Trustee shall be under no duty to inquire into, may presume the correctness of, and shall be fully protected in acting upon the Company’s calculation of any Redemption Price of the Securities of this series.

In lieu of stating the Redemption Price, notices of redemption of the Securities of this series shall state substantially the following: “The Redemption Price of the Senior Notes to be redeemed shall equal the sum of (a) the greater of (i) 100% of the principal amount of such Senior Notes, and (ii) the sum of the present values of the remaining scheduled payments of principal and interest (excluding any portion of any such interest accrued to the Redemption Date) on the Securities of this series being redeemed, discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points, plus accrued interest on the principal amount hereof to the Redemption Date.”

If at the time notice of redemption is given, the redemption moneys are not on deposit with the Trustee, then the redemption shall be subject to their receipt on or before the Redemption Date and such notice shall be of no effect unless such moneys are received.

Upon payment of the Redemption Price, on and after the Redemption Date interest will cease to accrue on the Securities of this series or portions thereof called for redemption.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security upon compliance with certain conditions set forth in the Indenture including the Officer’s Certificate described above.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected. The Indenture contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities of all series then Outstanding to waive compliance by the Company with certain provisions of the Indenture. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of a majority in aggregate principal amount of the Securities of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of Securities of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and in integral multiples thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor and of authorized denominations, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Company shall not be required to execute and the Security Registrar shall not be required to register the transfer of or exchange of (a) Securities of this series during a period of 15 days immediately preceding the date notice is given identifying the serial numbers of the Securities of this series called for redemption or (b) any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part. The Company shall not be required to make transfers or exchanges of the Securities of this series for a period of 15 days next preceding an Interest Payment Date.

The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the absolute owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

Each Holder shall be deemed to understand that the offer and sale of the Securities of this series have not been registered under the Securities Act and that the Securities of this series may not be offered or sold except as permitted in the following sentence. Each Holder shall be deemed to agree, on its own behalf and on behalf of any accounts for which it is acting as hereinafter stated, that if such Holder sells any Securities of this series, such Holder will do so only (A) to the Company, (B) to a person whom it reasonably believes is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, (C) in an offshore transaction in accordance with Rule 903 or Rule 904 of Regulation S under the Securities Act, (D) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), (E) in accordance with another applicable exemption from the registration requirements of the Securities Act (and based upon an Opinion of Counsel acceptable to the Company) or (F) pursuant to an effective registration statement under the Securities Act, and each Holder is further deemed to agree to provide to any person purchasing any of the Securities of this series from it a notice advising such purchaser that resales of the Securities of this series are restricted as stated herein.

Each Holder shall be deemed to understand that, on any proposed resale of any Securities of this series pursuant to the exemption from registration under Rule 144 under the Securities Act, any Holder making any such proposed resale will be required to furnish to the Trustee and Company such certifications, legal opinions and other information as the Trustee and Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions.

Unless an Event of Default, or an event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing, the obligations of the Company under the Securities of this series and the Indenture to the extent related to such series may be assigned by the Company to, and be assumed in whole, on a full recourse basis, by a wholly owned Subsidiary of the Company at any time; provided, however, that such assumption shall be subject to, and permitted only upon the fulfillment and satisfaction of, the following terms and conditions: (a) an assumption agreement and a supplemental indenture to the Indenture evidencing such assumption shall be in substance and form reasonably satisfactory to the Trustee and shall, inter alia, include modifications and amendments to the Indenture making the obligations under the Securities of this series and under the Indenture to the extent related to such series primary obligations of such Subsidiary, substituting such Subsidiary of the Company for the Company in the form of the Securities of this series and in provisions of the Indenture to the extent related to this series and releasing and discharging the Company from its obligations under the Securities of this series and the Indenture to the extent related to this series; and (b) the Trustee shall have received (i) an executed counterpart of such assumption agreement and supplemental indenture; (ii) evidence satisfactory to the Trustee and the Company that all necessary authorizations, consents, orders, approvals, waivers, filings and declarations of or with, Federal, state, county, municipal, regional or other governmental authorities, agencies or boards (collectively, “Governmental Actions”) relating to such assumption have been duly obtained and are in full force and effect, (iii) evidence satisfactory to the Trustee that any security interest intended to be created by the Indenture is not in any material way adversely affected or impaired by any of the agreements or transactions relating to such assumption, (iv) an Opinion of Counsel to the effect that the Holders of the Securities of this series, or portions of the principal amount thereof, will not recognize income, gain or loss for United States federal income tax purposes as a result of such assignment and assumption and (v) an Opinion of Counsel for such Subsidiary, reasonably satisfactory in substance, scope and form to the Trustee and the Company, to the effect that (A) the supplemental indenture evidencing such assumption has been duly authorized, executed and delivered by such Subsidiary, (B) the execution and delivery by such Subsidiary of such supplemental indenture and the consummation of the transactions contemplated thereby do not contravene any provision of law or any governmental rule applicable to such Subsidiary or any provision of such Subsidiary’s charter documents or by-laws and do not contravene any provision of, or constitute a default under, or result in the creation or imposition of any lien upon any of such Subsidiary’s properties or assets under any indenture, mortgage, contract or other agreement to which such Subsidiary is a party or by which such Subsidiary or any of its properties may be bound or affected, (C) all necessary Governmental Actions relating to such assumption have been duly obtained and are in full force and effect and (D) such agreement and supplemental indenture constitute the legal, valid and binding obligations of such Subsidiary, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws at the time in effect affecting the rights of creditors generally.

At the time of such assumption the Company will issue an unconditional guarantee of the Securities of this series which guarantee shall be in form and substance satisfactory to the Trustee. Pursuant to the guarantee, the Company will remain fully and unconditionally liable for the payment of the obligations of such assuming Subsidiary under the Securities of this series and under the Indenture, including, without limitation, payment, as and when due, of the principal of, premium, if any, and interest on, the Securities of this series. Other than the obligation to make payments of the principal of, premium, if any, and interest on the Securities of this series and payments to the Trustee under Section 907 of the Indenture, the Company shall be released and discharged from all other obligations under the Indenture.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture and in the Officer’s Certificate establishing the terms of the Securities of this series.

[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Corporate Trustee or Securities Custodian

[CERTIFICATE OF TRANSFER]

4.80% SERIES O SENIOR NOTE DUE NOVEMBER 15, 2009

FOR VALUE RECEIVED, the undersigned sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

Name and address of assignee must be printed or typewritten.

the within Security of the Company and does hereby irrevocably constitute and appoint to transfer the said Security on the books of the within-named Company, with full power of substitution in the premises.

The undersigned certifies that said Security is being resold, pledged or otherwise transferred as follows: (check one)

☐	to the Company;

☐
to a Person whom the undersigned reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) purchasing for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or other transfer is being made in reliance on Rule 144A;

☐	in an offshore transaction in accordance with Rule 903 or Rule 904 of Regulation S under the Securities Act;

☐	as otherwise permitted by the non-registration legend appearing on this Security; or

☐	as otherwise agreed by the Company, confirmed in writing to the Trustee, as follows: [describe]

Dated:

EXHIBIT B

[CERTIFICATE OF TRANSFER]

TXU CORP.

4.80% SERIES O SENIOR NOTE DUE NOVEMBER 15, 2009

FOR VALUE RECEIVED, the undersigned sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

Name and address of assignee must be printed or typewritten.

$_____________________________________________________________________________________________________
principal amount of beneficial interest in the referenced Security of the Company and does hereby irrevocably constitute and appoint to transfer the said beneficial interest in such Security, with full power of substitution in the premises.

The undersigned certifies that said beneficial interest in said Security is being resold, pledged or otherwise transferred as follows: (check one)

☐	to the Company;

☐
to a Person whom the undersigned reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) purchasing for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or other transfer is being made in reliance on Rule 144A;

☐	in an offshore transaction in accordance with Rule 903 or Rule 904 of Regulation S under the Securities Act;

☐	as otherwise permitted by the non-registration legend appearing on this Security; or

☐	as otherwise agreed by the Company, confirmed in writing to the Trustee, as follows: [describe]

Dated:

All terms used in this certificate which are defined in the Indenture pursuant to which said Security was issued shall have the meanings assigned to them in the Indenture.